Exhibit 99.3

OCEANFIRST BANK

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Robert M. Pardes (“Executive”) and OceanFirst Bank (“Bank”) have entered into an employment agreement dated February 18, 2004 (“Agreement”), the payments under which are guaranteed by OceanFirst Financial Corp (“Company”); and

WHEREAS the Executive and the Bank deem in their best interests to amend the Agreement due to changes in the Internal Revenue Code Section 409A.

NOW THEREFORE, in consideration of the above premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

1. The Agreement is hereby amended as follows:

Section 4(b) sentence three shall be deleted in its entirety; and

Section 4(b) sentence four shall be amended to read as “Payment to Executive shall be made on a monthly basis in approximately equal installments during the remaining term of the Agreement.”

2. All other provisions of the Agreement shall remain the same.

3. The Effective Date of this amendment shall be January 1, 2005.

SIGNATURES

Date: 5/14/07	/s/ Robert M. Pardes
Robert M. Pardes
Executive

Date: 5/14/07	OCEANFIRST BANK

	By:	John R. Garbarino
	Title:	CEO

Date: 5/14/07	OCEANFIRST FINANCIAL CORP.

	By:	John R. Garbarino
	Title:	CEO